Exhibit 99

Review Report of Independent Registered Public Accounting Firm

The Board of Directors
First Midwest Bancorp, Inc.

We have reviewed the consolidated statement of financial condition of First Midwest Bancorp, Inc. (the “Company”) as of March 31, 2017, and the related condensed consolidated statements of income and consolidated statements of comprehensive income and changes in stockholders’ equity, and condensed consolidated cash flows for the three-month periods ended March 31, 2017 and 2016. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statement of financial condition of the Company as of December 31, 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the year then ended (not presented herein) and we expressed an unqualified opinion on those consolidated financial statements in our report dated February 28, 2017. In our opinion, the accompanying condensed consolidated balance sheet of the Company as of December 31, 2016, is fairly stated, in all material respects, in relation the consolidated balance sheet from which it has been derived.

/s/ ERNST & YOUNG, LLP

Chicago, Illinois
May 10, 2017